Exhibit 10.1

INVESTMENT MANAGEMENT AGREEMENT

between

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

and

BLUE CAPITAL MANAGEMENT LTD.

Dated as of [●], 2013

	TABLE OF CONTENTS

		Page
	ARTICLE I

	Defined Terms

SECTION 1.01.	Definitions	1

	ARTICLE II

	The Investment Manager

SECTION 2.01.	Appointment and Acceptance of the Investment Manager	5
SECTION 2.02.	Services to Be Rendered by the Investment Manager	5
SECTION 2.03.	Powers of the Investment Manager	7
SECTION 2.04.	Authorization of the Investment Manager	8

	ARTICLE III

	Covenants

SECTION 3.01.	Covenants of Parent	8
SECTION 3.02.	Covenants of the Investment Manager	9
SECTION 3.03.	Regulatory Matters	9
SECTION 3.04.	Cooperation	9
SECTION 3.05.	Proper Instructions of the Investment Manager	10
SECTION 3.06.	Control of the Investment Manager	10

	ARTICLE IV

	Custody and Settlement

SECTION 4.01.	Limits of the Investment Manager’s Responsibilities	10
SECTION 4.02.	Appointment of a Custodian	11
SECTION 4.03.	Settlement	11

	ARTICLE V

	Representations and Warranties

SECTION 5.01.	Representations and Warranties	11

i

	ARTICLE VI

	Fees and Expenses

SECTION 6.01.	Management Fee	12
SECTION 6.02.	Investment Manager’s Expenses	13
SECTION 6.03.	Parent’s Expenses	13

	ARTICLE VII

	Term and Termination

SECTION 7.01.	Term	14
SECTION 7.02.	Termination of the Agreement	14
SECTION 7.03.	Non-Renewal	15
SECTION 7.04.	Termination Fee	15
SECTION 7.05.	Consequence of Termination	16
SECTION 7.06.	Survival of Existing Rights and Obligations	16

	ARTICLE VIII

	Indemnification

SECTION 8.01.	Indemnification of the Investment Manager	17
SECTION 8.02.	Indemnification of Parent	17
SECTION 8.03.	Indemnification Procedure	17
SECTION 8.04.	Payment of Indemnified Amounts	18
SECTION 8.05.	Limit of Liability	18

	ARTICLE IX

	Conflicts of Interest and Exclusivity

SECTION 9.01.	Non-Exclusivity of Services Rendered by the Investment Manager	18
SECTION 9.02.	Conflicts of Interest	18

	ARTICLE X

	Miscellaneous

SECTION 10.01.	Confidentiality	20
SECTION 10.02.	Non-Exclusivity	20
SECTION 10.03.	Specific Performance	21
SECTION 10.04.	Amendment	21
SECTION 10.05.	Delegation	21
SECTION 10.06.	Assignment	21
SECTION 10.07.	Counterparts	21

ii

iii

INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), dated as of [●], 2013, between BLUE CAPITAL REINSURANCE HOLDINGS LTD., an exempted company incorporated in Bermuda (registered number 47855) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“Parent”), and BLUE CAPITAL MANAGEMENT LTD., an exempted company incorporated in Bermuda (registered number 38829) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (the “Investment Manager”).

WHEREAS Parent wishes to appoint the Investment Manager to act as investment manager on behalf of Parent and its subsidiaries, and to identify, select and negotiate potential investments for Parent and its subsidiaries in accordance with the Underwriting Guidelines (as defined below), and the Investment Manager has agreed to act as an investment manager on the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Investment Manager (collectively, the “Parties” and each individually a “Party”) agree as follows:

ARTICLE I

Defined Terms

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below.

“Accounts” has the meaning ascribed thereto in Section 2.02(c).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Requirements” means, with respect to any Person, all applicable laws, rules, regulations and requirements, including applicable laws, rules, regulations, requirements and binding requests of any Competent Regulatory Authority, and all applicable orders and decrees.

“Blue Capital Re” means Blue Capital Re Ltd., a wholly owned direct subsidiary of Parent and an exempted company incorporated in Bermuda (registered number 47922) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“Blue Capital Re ILS” means Blue Capital Re ILS Ltd., a wholly owned direct subsidiary of Blue Capital Re and an exempted company incorporated in Bermuda (registered number 47964) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“Business Day” means a day other than a Saturday, Sunday or other day on which the SEC or banks in the City of New York or Bermuda are authorized or required by law to be closed.

“Change of Control” means the first of the following events to occur:

(a) the consummation of (i) a merger, amalgamation, consolidation, scheme of arrangement, statutory share exchange or similar form of corporate transaction involving Parent (a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of Parent (determined on a consolidated basis) to another “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a “Sale”), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act ) of the securities eligible to vote for the election of the board of directors of Parent (“Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns Parent or all or substantially all the assets of Parent either directly or through one or more subsidiaries) (the “Continuing Parent”) and (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Parent or any corporation controlled by the Continuing Parent) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then-outstanding voting securities of the Continuing Parent; or

(b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting securities of Parent.

“Common Shares” means the common shares, par value $1.00 per share, of Parent.

2

“Competent Regulatory Authority” means, with respect to any Person, any regulatory authority or analogous Person responsible for regulating, or having jurisdiction over, that Person.

“Confidential Information” means information that:

(a) has been disclosed to a Party, or that a Party has or may become aware of in connection with this Agreement, in both cases before or during the term of this Agreement; and

(b) is marked as or otherwise indicated as confidential, or derives value to a Party from being confidential, or would be regarded as confidential by a reasonable business person,

except to the extent that such information is in the public domain (otherwise than by a breach of the confidentiality provisions of this Agreement).

“Custodian” means any Person or Persons responsible for the custody of the Portfolio from time to time.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

“Force Majeure” means any cause preventing either Party from performing any or all of its obligations hereunder that arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented, including strikes, lockouts or other industrial disputes (whether involving the workforce of the Party so prevented or of the other Party), act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant, machinery or software, fire, flood, storm or default of suppliers or subcontractors.

“Indemnified Person” has the meaning ascribed thereto in Section 8.03.

“Indemnifying Party” has the meaning ascribed thereto in Section 8.03.

“Interested Party” has the meaning ascribed thereto in Section 9.01.

“Investment” means any investment of any kind, including any asset, right or interest, whether held directly or indirectly.

“Investment Manager Indemnitees” has the meaning ascribed thereto in Section 8.01.

“Management Fee” has the meaning ascribed thereto in Section 6.01(b).

“NYSE” means the New York Stock Exchange.

3

“Offering” means the initial public offering of the Common Shares.

“Parent Indemnitees” has the meaning ascribed thereto in Section 8.02.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“Portfolio” means all Investments and any other assets of Blue Capital Re ILS, including cash.

“Proper Instructions” means:

(a) instructions given by or on behalf of Parent or to the Investment Manager in accordance with any procedures agreed in writing between the Parties for the giving of such instructions; or

(b) (in the absence of any such agreed procedures) instructions given to the Investment Manager in accordance with Section 3.02 by an individual who Parent has designated by notice to the Investment Manager as being authorized to give instructions in connection with this Agreement, unless the Investment Manager has been notified that such authorization has been revoked.

“Reinsurance Manager” means Blue Capital Insurance Managers Ltd., a company incorporated in Bermuda (registered number 35606) whose registered office is at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Shareholder’s Equity” has the meaning ascribed thereto in Section 6.01(c).

“Termination Fee” has the meaning ascribed thereto in Section 7.04.

“Underwriting and Insurance Management Agreement” means the underwriting and insurance management agreement entered into on the date hereof between Blue Capital Re and the Reinsurance Manager.

“Underwriting Guidelines” means the underwriting guidelines of Parent and its subsidiaries, as the same may be modified by the board of directors of Parent from time to time.

“U.S. GAAP” means the generally accepted accounting principles used in the United States of America.

4

ARTICLE II

The Investment Manager

SECTION 2.01. Appointment and Acceptance of the Investment Manager. Parent, on behalf of itself and its subsidiaries, hereby appoints the Investment Manager to undertake the duties normally performed by an investment manager with respect to the Portfolio with full power and authority (subject to the Underwriting Guidelines, the terms and conditions of this Agreement, the oversight of the boards of directors of Parent and its subsidiaries and the Applicable Requirements) to act as investment manager, and the Investment Manager hereby accepts such appointment.

SECTION 2.02. Services to Be Rendered by the Investment Manager. Subject to the Underwriting Guidelines, the terms and conditions of this Agreement (including Sections 3.06 and 3.07), the oversight of the boards of directors of Parent and its subsidiaries and the Applicable Requirements, the Investment Manager shall:

(a) manage the Portfolio in such manner to facilitate the attainment of the Underwriting Guidelines and any other investment, divestment or distribution policies;

(b) evaluate, select and effect transactions in Investments;

(c) deposit and maintain the funds of Parent and its subsidiaries, including the proceeds of realization of Investments and all dividends, interest and other income received by Parent and its subsidiaries, in one or more deposit and other bank accounts, including accounts for the purpose of holding collateral, established solely in the name and on behalf of Parent and its subsidiaries, as applicable, at such financial institutions as may be approved by the board of directors of Parent (the “Accounts”), and depositing, investing and reinvesting those funds as may be considered necessary or desirable by the Investment Manager;

(d) advise Parent and its board of directors in respect of the formulation and attainment of the Underwriting Guidelines and any other investment, divestment or distribution policies;

(e) recommend to Parent and its board of directors any developments or changes to the Underwriting Guidelines that the Investment Manager may consider to be advisable;

(f) provide a statement of compliance with the Underwriting Guidelines (including details of any breaches and corrective action taken to remedy such breaches) quarterly;

(g) keep the Portfolio and the other assets of Parent and its subsidiaries, under review and analyze the performance of the Portfolio and such other assets from time to time;

5

(h) monitor the liquidity of the Portfolio and the other assets of Parent and its subsidiaries;

(i) provide monthly reports to Parent with respect to the investment activities and performance of the Portfolio, or more frequently at the reasonable request of Parent;

(j) if requested and given reasonable notice, provide a representative of appropriate seniority to attend meetings of the board of directors of Parent or its subsidiaries, to report on investment management-related issues;

(k) prepare material to be included in reports (including financial reports and SEC filings) provided to direct or indirect investors in Parent or its subsidiaries, to the extent reasonably requested by Parent or its subsidiaries;

(l) assist Parent and its subsidiaries in fulfilling any obligations under Applicable Requirements to disclose Investments or other holdings;

(m) keep such books, records and statements, separate from the Investment Manager’s other clients and the Investment Manager’s own books and records, as may be required:

(i) to give a true, complete and current record of all orders and transactions effected at the request of the Investment Manager, its delegates or agents, on behalf of Parent in connection with the management of the Portfolio;

(ii) to enable Parent to publish or provide consolidated reports and accounts of Parent and its subsidiaries (including any financial reports, SEC filings and reports or information required by the Bermuda Monetary Authority); and

(iii) by any Competent Regulatory Authority from time to time;

(n) co-operate with and assist Parent’s and its subsidiaries’ accountants, auditors, lawyers, administrator, Custodian and any other professionals, advisers and third-party service providers engaged by Parent or its subsidiaries from time to time with a view to ensuring, so far as is practicable, the smooth operation of Parent and its subsidiaries;

(o) use commercially reasonable efforts to ensure that the services rendered by the Investment Manager pursuant to this Agreement are not disrupted or suspended due to an event of Force Majeure, and that any such disruption or suspension is mitigated and brought to an end as soon as practicable, including:

(i) taking reasonable care, where applicable, in its selection, use and monitoring of service providers, contractors, counterparties, agents and delegates; and

6

(ii) maintaining a business continuity plan to provide for the prompt and efficient handling of any incident that would be likely to impair its ability to perform its obligations under this Agreement, and testing that plan at appropriate intervals;

(p) perform the duties normally performed by an investment manager of an entity of the type and nature of Parent and its subsidiaries and of an investment portfolio comprising Investments of the kind comprised in the Portfolio; and

(q) for such time as the Common Shares are registered under the Exchange Act or listed on the NYSE, provide all necessary assistance to Parent and its subsidiaries in complying with their obligations under the Exchange Act or any rules of the NYSE, except that the Investment Manager shall not be in breach of its obligations under this Section 2.02(q) if it is unable to comply with such obligations because, after due and careful inquiry, it has not been given the relevant information or relevant assistance from any third party.

SECTION 2.03. Powers of the Investment Manager. Without limiting the generality of Section 2.02, but subject to the Underwriting Guidelines, the terms and conditions of this Agreement (including Sections 3.06 and 3.07), the oversight of the boards of directors of Parent and its subsidiaries and any Applicable Requirement, the Investment Manager shall have the full discretionary authority, power and right to:

(a) buy, sell, retain, exchange or otherwise deal and transact in Investments and to determine all matters relating to the manner, method and timing of such transactions, including lending securities from the Portfolio;

(b) advise on or execute transactions and negotiate and execute counterparty documentation;

(c) deposit, invest and reinvest the funds of Parent and its subsidiaries in the Accounts;

(d) operate and administer the Underwriting Guidelines, and any other investment, divestment or distribution policy;

(e) subscribe to issues and offers for sale of, and accept placings, underwritings and sub-underwritings of, any Investments;

(f) deal with corporate actions and exercise voting rights relating to any Investments in the Portfolio in such manner as it thinks fit;

(g) exercise any borrowing powers of Parent and its subsidiaries, including negotiating borrowing arrangements (provided, however, that any borrowing arrangements must be approved by the board of directors of Parent);

(h) instruct the Custodian (if any) and any brokers, dealers, counterparties, advisers, consultants and analysts in connection with its services under this Agreement, including the appointment of any subadvisers at the Investment Manager’s discretion; and

7

(i) enter into, make and perform on behalf of Parent and its subsidiaries all contracts, agreements and other undertakings and to transact, carry on and do any matter or thing that the Investment Manager reasonably considers appropriate in connection with the services rendered by the Investment Manager pursuant to this Agreement.

SECTION 2.04. Authorization of the Investment Manager. Subject to Article III:

(a) in connection with all purchases, sales or trades, Parent authorizes the Investment Manager to act for Parent and its subsidiaries, and at Parent’s risk, and in its name and on its behalf, in the same manner and with the same force and effect as Parent and its subsidiaries might or could do with respect to such purchases, sales and trades;

(b) Parent also appoints the Investment Manager as agent and attorney-in-fact to vote on behalf of itself and its subsidiaries, and to execute proxies, waivers, consents and other instruments with respect to, the Investments and other assets of Parent and its subsidiaries; and

(c) all rights of voting, consent, waiver or other action conferred by the Investments or other assets of Parent and its subsidiaries shall be exercised in such manner as the Investment Manager may determine in its discretion, and the Investment Manager may determine in its discretion to refrain from the exercise of such rights to vote, consent, waiver or take other action.

ARTICLE III

Covenants

SECTION 3.01. Covenants of Parent. During the term of this Agreement, Parent, on behalf of itself and its subsidiaries, agrees that Parent and its subsidiaries shall:

(a) observe and comply with any Applicable Requirement;

(b) not, directly or indirectly (including through any of its Affiliates), enter into any other investment management agreement (or similar agreement) with any other entity;

(c) provide the Investment Manager with access to the books and records of Parent and its subsidiaries in respect of the services rendered and to be rendered pursuant to this Agreement (such access to be upon reasonable prior notice and during regular business hours), and otherwise take such action as is reasonably required to allow the Investment Manager to fulfill its obligations hereunder, in each case in a manner that does not unreasonably interfere with the business operations of Parent and its subsidiaries;

8

(d) notify the Investment Manager in a timely manner of any amendment to the Underwriting Guidelines; and

(e) compensate and reimburse the Investment Manager for its expenses as provided in Article VI hereof.

SECTION 3.02. Covenants of the Investment Manager. During the term of this Agreement, the Investment Manager agrees that it shall, subject to Section 3.07:

(a) observe and comply with any Applicable Requirement and the organizational documents and known contractual obligations of Parent and its subsidiaries;

(b) act in good faith and with reasonable skill and care in respect of the services rendered or to be rendered pursuant to this Agreement;

(c) comply with the Underwriting Guidelines (as the same may be amended from time to time) and take prompt corrective action if the Underwriting Guidelines are breached;

(d) take into account the liquidity needs of Parent and its subsidiaries;

(e) have regard to any matter to which a prudent investment manager of an investment portfolio comprising investments of the kind comprised in the Portfolio should reasonably pay regard; and

(f) not carry on any business if by doing so the Investment Manager shall knowingly cause Parent and its subsidiaries to become liable to pay any taxes that it would not otherwise be liable to pay.

SECTION 3.03. Regulatory Matters. Each Party agrees promptly to notify the other in writing upon receipt of any written or oral communication from any Competent Regulatory Authority pertaining to the services rendered or to be rendered pursuant to this Agreement. The Parties agree to cooperate with each other and to use their commercially reasonable efforts in jointly resolving any issue or matter raised by any Competent Regulatory Authority.

SECTION 3.04. Cooperation. The Parties shall cooperate with each other as may be reasonably necessary or appropriate to enable the Parties to carry out their respective responsibilities in full and to effectuate the purposes of this Agreement. Each Party shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated by this Agreement.

9

SECTION 3.05. Proper Instructions of the Investment Manager. (a) The Investment Manager shall act in accordance with the Proper Instructions, which it shall acknowledge by acting on them unless it notifies Parent otherwise. The Investment Manager shall be entitled to treat any instructions which it reasonably believes to be Proper Instructions as Proper Instructions.

(b) The Investment Manager shall not be required to act on any Proper Instructions if it reasonably believes that such action may not be practicable or may involve a breach of Applicable Requirements by either Party. In such cases the Investment Manager shall promptly advise Parent of such circumstances.

SECTION 3.06. Control of the Investment Manager. All activities hereunder shall at all times be subject to the control of and review by the boards of directors of Parent and its subsidiaries and, without limiting the generality of the foregoing, the boards of directors of Parent and its subsidiaries may from time to time:

(a) prohibit the Investment Manager from investing in any Investment or in any currency or country or with any institution;

(b) require the Investment Manager to sell any Investment or (subject to the availability of funds) to purchase any Investment;

(c) define or redefine the Underwriting Guidelines and specify the manner in which they wish the Investment Manager to give effect thereto;

(d) withdraw from the management of the Investment Manager money or other assets; and

(e) instruct the Investment Manager as to the exercise of the rights attached to the Investments managed by the Investment Manager and the Investment Manager shall and shall procure that any Person, firm or company to whom it delegates any of its functions hereunder shall give effect to all such decisions.

ARTICLE IV

Custody and Settlement

SECTION 4.01. Limits of the Investment Manager’s Responsibilities. The Investment Manager shall not be responsible for and shall have no duty to supervise:

(a) the custody, safekeeping, registration or settlement of the Portfolio;

(b) the collection of income or other entitlements;

(c) the carrying out of any foreign exchange transactions; or

(d) any other administrative functions in relation to Investments, except as expressly provided in this Agreement.

10

SECTION 4.02. Appointment of a Custodian. Where a Custodian is appointed in respect of the Portfolio, the Investment Manager shall instruct the Custodian to settle all transactions made by it hereunder and to hold all Investments acquired hereunder under the terms of any agreement entered into by Parent or its subsidiaries and the Custodian and Parent and its subsidiaries shall use commercially reasonably efforts to ensure that the Custodian complies with instructions of the Investment Manager as contemplated by this Agreement, and shall take all other steps as the Investment Manager may reasonably request to enable the Investment Manager to perform its functions under this Agreement. Where Parent or its subsidiaries gives any instruction or communication to or receives any communication from the Custodian (if any) in respect of the Portfolio it shall either copy the instruction or communication to the Investment Manager at the same time, or shall procure that the Custodian promptly does so.

SECTION 4.03. Settlement. If any counterparty fails to deliver any necessary documents or to complete any transaction, the Investment Manager shall take all reasonable steps on behalf of Parent and its subsidiaries to rectify such failure or obtain compensation in lieu thereof (subject to being indemnified by Parent for all resulting costs and expenses incurred by the Investment Manager). The Investment Manager shall be entitled to assume that all transactions are settled on the due dates, unless it is notified to the contrary.

ARTICLE V

Representations and Warranties

SECTION 5.01. Representations and Warranties. Each Party hereby represents and warrants to the other that (in respect of itself):

(a) it is duly incorporated and validly existing under applicable laws, with full power and authority to conduct its business, and it has full power and authority to enter into, perform its duties under and exercise its rights under this Agreement;

(b) assuming the due authorization, execution and delivery of the other Party, this Agreement constitutes its valid, lawful and binding obligations enforceable against itself in accordance with its terms (except insofar as enforceability may be limited by any bankruptcy laws or principles, or any similar laws or principles);

(c) the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not and shall not constitute a breach of or default under (i) its organizational documents, (ii) any agreement or instrument by which it is bound or (iii) any Applicable Requirement;

(d) no material consent, approval, waiver, license, permit, order or authorization of, or registration, declaration or filing with, any Competent Regulatory Authority is required to be obtained or made by it in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than, in the case of each Party, notification to the Bermuda Monetary Authority; and

11

(e) no step, application, order, proceeding or appointment has been taken or made by or in respect of it for a distress, execution, composition or arrangement with creditors, winding-up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy, and it is able to pay its debts.

The representations and warranties in this Section 5.01 are made on a continuing basis, and shall remain in full force and effect throughout the duration of this Agreement. If either Party becomes aware that any of the representations and warranties made by it in this Section 5.01 has ceased to be true, then it shall notify the other Party promptly.

ARTICLE VI

Fees and Expenses

SECTION 6.01. Management Fee. (a) With respect to each fiscal quarter that this Agreement is in effect, commencing with the quarter in which this Agreement is executed, the Investment Manager shall receive the Management Fee (as defined below). Within 45 calendar days following the last day of each fiscal quarter, the Investment Manager shall make available the quarterly calculation of the Management Fee to Parent with respect to such quarter, and Parent shall pay the Investment Manager the Management Fee for such quarter in cash within 15 Business Days thereafter.

(b) The “Management Fee” means, with respect to any fiscal quarter, (1) the Shareholders’ Equity as of the end of such fiscal quarter, multiplied by (2) one-fourth of [•]%. The Management Fee shall be pro-rated for partial quarterly periods based on the number of days in such partial period compared to a 90-calendar day quarter.

(c) “Shareholders’ Equity” means, as of the end of any fiscal quarter

(i) the net proceeds from all issuances of the Common Shares or any other equity securities of Parent since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus

(ii) Parent’s retained earnings as of the end of the most recently completed calendar quarter (without taking into account any non-cash compensation expense incurred in current or prior periods), minus

(iii) any amount that Parent may have paid to repurchase Common Shares on a cumulative basis since inception.

12

Notwithstanding the foregoing, Shareholders’ Equity excludes (1) any unrealized gains and losses and other non-cash items that have impacted Shareholders’ Equity as reported in Parent’s financial statements prepared in accordance with U.S. GAAP (other than unrealized gains and losses and other non-cash items relating to insurance-linked instruments) and (2) one-time events pursuant to changes in U.S. GAAP, in each case after discussions between the Investment Manager and the independent members of the board of directors of Parent and approval by both the Investment Manager and a majority of the independent members of the board of directors of Parent.

SECTION 6.02. Investment Manager’s Expenses. The Investment Manager will provide at its own expense:

(a) such staff as may be necessary for the due performance of its duties; and

(b) such office and other accommodation and relevant utilities as may be necessary for the due performance of its duties.

SECTION 6.03. Parent’s Expenses. Parent, on behalf of itself and its subsidiaries, is responsible and, to the extent that the Investment Manager has paid the same on behalf of Parent and its subsidiaries, will reimburse the Investment Manager for all reasonable out-of-pocket expenses (but not overhead costs) incurred by the Investment Manager in connection with the performance of its obligations under this Agreement, including:

(a) fees and expenses in respect of transactions carried out for Parent and its subsidiaries;

(b) any stamp and other duties, taxes, governmental charges, commissions, brokerage fees, transfer fees, registration fees and other charges payable in respect of the acquisition, holding or realization of any Investment and any foreign exchange transactions carried out in connection therewith;

(c) interest on, and charges and expenses of, Parent and its subsidiaries arising out of all borrowings undertaken by Parent and its subsidiaries and charges incurred in negotiating, effecting, varying or terminating the terms of such borrowings;

(d) all bank charges and expenses of any kind incurred in connection with, or incidental to, deposits of cash;

(e) any costs, including all travel, accommodation and other reasonable costs, incurred by the Investment Manager at the express request of Parent;

(f) the cost of faxes and telephone calls properly incurred in the course of carrying out its duties hereunder;

13

(g) all legal and professional expenses incurred by the Investment Manager in the furtherance of its duties under this Agreement and all legal and other professional expenses properly incurred, or to be incurred, in the preparation of any documents amending the terms and conditions of this Agreement; and

(h) any costs and expenses properly incurred by Parent and its subsidiaries in the course of its business and not expressly the responsibility of the Investment Manager (to the extent that such amounts have not already been paid).

ARTICLE VII

Term and Termination

SECTION 7.01. Term. This Agreement shall remain in full force and effect until terminated or not renewed by Parent or the Investment Manager in accordance with this Article VII. This Agreement shall renew automatically on the fifth anniversary of the completion of the Offering and upon every third anniversary thereafter, unless otherwise terminated or not renewed in accordance with this Article VII.

SECTION 7.02. Termination of the Agreement. (a) Termination by either Party.

(i) If the Underwriting and Insurance Management Agreement is terminated or not renewed in accordance with its terms, this Agreement may be terminated by either Party upon 30 Business Days’ prior written notice.

(ii) If Parent becomes regulated as an investment company under the U.S. Investment Company Act of 1940, this Agreement shall terminate automatically, with such termination deemed to occur immediately prior to such event.

(b) Termination by the Investment Manager.

(i) If (A) there is a Change of Control of Parent, (B) Blue Capital Re ceases to be an Affiliate of Parent or (C) Blue Capital Re ILS ceases to be an Affiliate of Parent, this Agreement may be terminated by the Investment Manager upon 30 Business Days’ prior written notice.

(ii) If Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform has not been cured within 30 Business Days after giving written notice to Parent of such breach or failure, this Agreement may be terminated by the Investment Manager (provided that the Investment Manager is not then in material breach of any representations, warranties or covenants contained in this Agreement).

(iii) If the Investment Manager’s performance of its services under this Agreement would result in a breach of Applicable Requirements, this Agreement may be terminated by the Investment Manager upon 30 Business Days’ notice (provided that the Investment Manager has used commercially reasonable efforts to obtain an approval, waiver or consent, as applicable, to remedy such breach).

14

(iv) If (A) any step, application, order, proceeding or appointment has been taken or made by or in respect of Parent for a distress, execution, composition or arrangement with creditors, winding up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy or (B) Parent is unable to pay its debts as they become due, this Agreement may be terminated by the Investment Manager upon 30 Business Days’ notice.

(c) Termination by Parent.

(i) If the Investment Manager breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform has not been cured within 60 Business Days after giving written notice to the Investment Manager of such breach or failure, this Agreement may be terminated by Parent (provided that Parent is not then in material breach of any representations, warranties or covenants contained in this Agreement).

(ii) If the Investment Manager’s performance of its services under this Agreement would result in a breach of Applicable Requirements, which breach has not been cured within 60 Business Days after giving written notice to the Investment Manager of such breach, this Agreement may be terminated by Parent.

(iii) If (A) any step, application, order, proceeding or appointment has been taken or made by or in respect of the Investment Manager for a distress, execution, composition or arrangement with creditors, winding up, dissolution, administration, receivership (administrative or otherwise) or bankruptcy or (B) the Investment Manager is unable to pay its debts as they become due, this Agreement may be terminated by Parent upon 60 Business Days’ notice.

SECTION 7.03. Non-Renewal. The Investment Manager or Parent may elect not to renew this Agreement at the expiration of the initial term or any renewal term for any or no reason, upon not less than nine, but not more than 12, months’ written notice to the other prior to the end of such initial term or renewal term, as applicable.

SECTION 7.04. Termination Fee. Upon any termination or non-renewal of this Agreement, Parent will pay a one-time termination fee (the “Termination Fee”) equal to [•]% of Parent’s shareholders’ equity, on a consolidated basis, as reported in Parent’s financial statements prepared in accordance with U.S. GAAP, calculated as of the most recently completed fiscal quarter prior to the date of termination. The Termination Fee shall not be payable if this Agreement is terminated pursuant to Section 7.02(c)(i) or 7.02(c)(iii). In the event that this Agreement is terminated pursuant to Section 7.02(a)(i), the Termination Fee is payable only under the terms of the Underwriting and Insurance Management Agreement and shall not be payable under the terms of this Agreement, it being understood that in no event shall Parent be required to pay the Termination Fee on more than one occasion.

15

SECTION 7.05. Consequence of Termination. Following termination of any of its appointments under this Agreement, the Investment Manager shall, in respect of Parent and its subsidiaries and subject to Sections 3.06 and 3.07:

(a) arrange for any transactions already initiated or outstanding at the time of termination to be completed, so that termination shall not jeopardize the completion of transactions already initiated;

(b) use its commercially reasonable efforts to close out all open positions;

(c) be entitled to receive all fees and expenses accrued to the date of termination including any additional expenses necessarily incurred by the Investment Manager in terminating this Agreement;

(d) provide Parent and its subsidiaries with a complete and accurate up-to-date account of all transactions subsequent to those shown in the last account or report submitted to Parent and its subsidiaries;

(e) promptly deliver to Parent and its subsidiaries (or as directed by Parent and its subsidiaries) all books of account, records, registers, correspondence, documents and assets belonging to Parent or its subsidiaries in possession of or under the control of the Investment Manager; and

(f) if requested by Parent and its subsidiaries, take all reasonable steps to vest in Parent and its subsidiaries or as directed by Parent and its subsidiaries any assets previously held in the name of or to the order of the Investment Manager on behalf of Parent and its subsidiaries and to co-operate with Parent and its subsidiaries to transfer management of the Portfolio to such other Persons as Parent and its subsidiaries may nominate.

SECTION 7.06. Survival of Existing Rights and Obligations. Following termination of this Agreement, Parent and its subsidiaries will satisfy all obligations arising in respect of transactions properly effected by the Investment Manager on their behalf prior to termination. Termination shall not affect accrued rights, indemnities, existing commitments or any contractual provision intended to survive termination.

16

ARTICLE VIII

Indemnification

SECTION 8.01. Indemnification of the Investment Manager. Subject to Section 8.05 hereof, Parent, on behalf of itself and its subsidiaries, unconditionally agrees to indemnify, defend and hold harmless the Investment Manager and its Affiliates, directors, officers, employees, agents, successors and permitted assigns (the “Investment Manager Indemnitees”) from and against, and pay or reimburse such parties for, any losses, claims, liabilities, damages, deficiencies, costs or expenses of any type which they may incur (i) on account of any third-party claim or proceeding arising out of the performance of this Agreement or (ii) from any breach of, or failure to perform, any covenant or obligation of Parent contained in this Agreement (unless caused by the Investment Manager’s breach of, or failure to perform, its covenants or obligations under this Agreement), in each case, unless (a) a court or arbitral panel with appropriate jurisdiction shall have determined by a final judgment which is not subject to appeal such losses, claims, liabilities, damages, costs or expenses are as a result of fraud, dishonesty, gross negligence or wilful misconduct of any of the Investment Manager Indemnitees or (b) such Investment Manager Indemnitees shall have settled such losses, claims, liabilities, damages, costs or expenses without the consent of Parent (such consent not to be unreasonably withheld or delayed).

SECTION 8.02. Indemnification of Parent. The Investment Manager unconditionally agrees to indemnify, defend and hold harmless Parent and its subsidiaries and their Affiliates, directors, officers, employees, agents, successors and permitted assigns (the “Parent Indemnitees”), from and against, and pay or reimburse such parties for, any losses, claims, liabilities, damages, deficiencies, costs or expenses of any type which they may incur from any breach of, or failure to perform, any covenant or obligation of the Investment Manager contained in this Agreement, unless (i) a court or arbitral panel of appropriate jurisdiction shall have determined by a final judgment that is not subject to appeal such losses, claims, liabilities, damages, costs or expenses are as a result of fraud, dishonesty, gross negligence or wilful misconduct of any of the Parent Indemnitees or (ii) such Parent Indemnitees shall have settled such losses, claims, liabilities, damages, costs or expenses without the consent of the Investment Manager (such consent not to be unreasonably withheld or delayed).

SECTION 8.03. Indemnification Procedure. Any person who is claiming indemnification from Parent pursuant to the provisions of Section 8.01, or from the Investment Manager pursuant to the provisions of Section 8.02 (the “Indemnified Person”) shall promptly deliver a written notification of each claim for indemnification, accompanied by a copy of all papers served, if any, and specifying in detail the nature of, basis for and estimated amount of the claim for indemnification to Parent or the Investment Manager, as applicable (the “Indemnifying Party”). If an Indemnified Person fails to promptly notify the Indemnifying Party, then the obligation to indemnify shall be reduced by the amount of liability that is attributable to or becomes definite as a result of the delay in notification, if the delay in notification has resulted in a material increase in liability or actual prejudice to the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of any matter for which a claim of indemnification is made against it with counsel it selects, at its own expense. The Indemnifying Party in its sole discretion shall have the right to settle, compromise or defend until final adjudication any dispute or alleged liability for which a claim for indemnification has been made; provided, however, that the Indemnifying Party shall not, except with the consent of each Indemnified Person, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment, or enter into any settlement, that does not include the giving by the claimant or plaintiff to the Indemnified Person of a release from all liability with respect to the claim or litigation. Each Indemnified Person shall cooperate in providing information, formulating a defense or as otherwise reasonably requested by the Indemnifying Party.

17

SECTION 8.04. Payment of Indemnified Amounts. Each Indemnified Person shall provide written, detailed statements to the Indemnifying Party on a monthly basis, of any expenses, costs or other liabilities for which indemnification is claimed. The Indemnifying Party shall reimburse such amounts within ten Business Days of receiving any such statement, or shall notify in writing the Indemnified Person claiming indemnification if it denies liability, and provide the reasons for the denial.

SECTION 8.05. Limit of Liability. Notwithstanding anything else in this Agreement to the contrary, the Investment Manager’s aggregate liability during the term of this Agreement with respect to, arising from, or arising out of or attributable to this Agreement, or from all services rendered or omitted to be rendered under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the highest amount actually paid as Management Fees in any single calendar year during the term of this Agreement.

ARTICLE IX

Conflicts of Interest and Exclusivity

SECTION 9.01. Non-Exclusivity of Services Rendered by the Investment Manager. The services provided by the Investment Manager under this Agreement are not exclusive. None of the services to be provided under this Agreement nor any other matter shall give rise to any fiduciary or equitable duties (to the fullest extent permitted by Applicable Requirements) which would prevent or hinder the Investment Manager, its Affiliates or their respective directors, officers, employees and agents (each an “Interested Party”) from providing services to or entering into transactions with or for Parent and its subsidiaries. An Interested Party may, without prior notice to Parent and its subsidiaries, recommend, effect or enter into transactions or provide services (whether or not similar to the services provided under this Agreement) where an Interested Party has, directly or indirectly, a material interest or a relationship with another person which may involve a conflict with the Investment Manager’s duty to Parent and its subsidiaries.

SECTION 9.02. Conflicts of Interest. The Investment Manager shall take reasonable steps to ensure fair treatment for Parent and its subsidiaries, and shall ensure that any such transactions are effected on terms which are not materially less favorable to Parent and its subsidiaries than if the potential conflict had not existed. However, neither the Investment Manager nor any other Interested Party shall be liable to Parent and its subsidiaries for any profit, commission or remuneration made or received from or by reason of such transactions or any related transactions. The Investment Manager hereby notifies Parent and its subsidiaries, and Parent and its subsidiaries hereby acknowledge, that such potential conflicting interests or duties may arise as a result of, among other things:

(a) an Interested Party undertakes investment or other business for other clients;

18

(b) an Interested Party is a director of, holds or deals in securities of or is otherwise interested in any Person whose securities are held or dealt in on behalf of Parent or its subsidiaries;

(c) the transaction relates to an Investment in respect of which an Interested Party may benefit from a commission, fee, mark-up or mark-down payable otherwise than by Parent or its subsidiaries, or the Interested Party may also be remunerated by the counterparty to any such transaction;

(d) the Investment Manager deals on behalf of Parent and its subsidiaries with or through another Interested Party;

(e) the Investment Manager may act as agent for Parent and its subsidiaries in relation to transactions in which it is also acting as agent for the account of other clients or Interested Parties;

(f) the transaction is in securities in respect of which a client of an Interested Party has given instructions to buy or sell or carry out any other transaction;

(g) the transaction is in shares or interests of any Person of which an Interested Party is the manager, investment manager, adviser, investment adviser, operator, banker or trustee, or acts in some other capacity or holds some other position that could lead to a conflict of interest;

(h) the Investment Manager may affect transactions involving placings or new issues with an Interested Party who may be acting as principal or receiving agent’s commission;

(i) the transaction is in the securities of a company for which an Interested Party has underwritten, managed or arranged an issue or offer for sale within a period of 12 months before the date of the transaction;

(j) an Interested Party may receive remuneration or other benefits by reason of acting in corporate finance or similar transactions involving persons whose securities are held by Parent or its subsidiaries; or

(k) the transaction is in securities in respect of which an Interested Party is contemporaneously trading or has traded on its own account or has either a long or short position.

19

ARTICLE X

Miscellaneous

SECTION 10.01. Confidentiality. (a) No Party shall at any time use, divulge or communicate to any Person any Confidential Information, except:

(i) as agreed by the other Party;

(ii) where required to perform its duties or exercise its rights under this Agreement (including to its delegates or agents, if applicable);

(iii) to its professional representatives or advisers, or to insurance companies, insurance brokers or insurance agents, to the extent required by them to perform their duties, and provided that they are or agree to be bound by a duty of confidentiality;

(iv) (when the Investment Manager is transacting business for Parent or its subsidiaries with a counterparty or broker) the identity of Parent or its subsidiaries and such details about Parent and its subsidiaries as the counterparty or broker may reasonably request (in accordance with market practice); or

(v) to the extent required by Applicable Requirements or by any Competent Regulatory Authority (including for the purpose of filing tax returns),

and each Party shall use commercially reasonable efforts to prevent the publication or disclosure of any Confidential Information in breach of this Agreement.

(b) The Investment Manager is not required to disclose to Parent and its subsidiaries, or to take into account when managing the Portfolio, any information:

(i) the disclosure of which to Parent and its subsidiaries would or might be a breach of duty or confidence to any other Person; or

(ii) which comes to the notice of an employee or agent of the Investment Manager, but properly does not come to the notice of an individual managing the Portfolio.

SECTION 10.02. Non-Exclusivity. This Agreement shall not restrict the rights or ability of the Investment Manager to offer services similar to those contemplated hereby to third parties, including its own Affiliates, or of Parent and its subsidiaries to receive services not contemplated hereby from third party vendors. Parent, on behalf of itself and its subsidiaries, waives any claim based on any conflict of interest on the part of the Investment Manager or its employees arising from any Affiliate of the Investment Manager carrying on business similar to that of Parent and its subsidiaries or providing similar services to any other Persons, including competitors of Parent or its subsidiaries.

20

SECTION 10.03. Specific Performance. Each of the Parties acknowledges and agrees that in the event of a breach of this Agreement, each non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the Parties (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law, (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in respect thereof, and (c) will waive, for purposes of this Section 10.03 only, the requirement to submit any dispute arising out of, or related in any way to, this Agreement or the transactions hereunder to arbitration pursuant to Section 10.09.

SECTION 10.04. Amendment. This Agreement may be amended by the Parties at any time by an instrument in writing executed by each Party.

SECTION 10.05. Delegation. The Investment Manager may delegate or sub-contract any of its functions under this Agreement, but any such delegation or sub-contracting shall not affect the Investment Manager’s liability under this Agreement.

SECTION 10.06. Assignment. Subject to Section 10.05, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by either of the Parties hereto without the prior written consent of the other Party hereto. No assignment by either Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.06 shall be null and void. All such assignments shall be subject to all necessary regulatory approvals.

SECTION 10.07. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or e-mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party hereto.

SECTION 10.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and is not intended to confer upon any Person other than the Parties any rights or remedies. Each Party acknowledges and agrees that (i) it has not relied on or been induced to enter into this Agreement by any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement and (ii) it shall have no claim or remedy in respect of any undertaking, promise, assurance, statement, representation, warranty, undertaking or understanding which is not expressly included in this Agreement. Nothing in the immediately preceding sentence shall operate to limit or exclude any liability for fraud.

21

SECTION 10.09. Arbitration. (a) Any dispute arising out of, or related in any way to, this Agreement or the transactions hereunder, including its formation and validity, shall be determined by arbitration in accordance with Bermuda law. The dispute shall be submitted to a panel of arbitrators and the seat of arbitration shall be in Bermuda. The panel shall be composed of three arbitrators, one arbitrator shall be chosen by Parent, one arbitrator shall be chosen by the Investment Manager and one arbitrator shall be chosen by the mutual agreement of the two arbitrators selected by each of Parent and the Investment Manager. The arbitrators shall be disinterested, active or retired executive officers of property or casualty insurance or reinsurance companies, not under the control or management of either Party to this Agreement.

(b) Any Party requesting arbitration shall provide the other Party with a written notice that includes reasonable detail of the dispute such Party intends to submit for arbitration. During the 45 days following receipt of such notice, the Parties shall use their respective commercially reasonable efforts to negotiate an amicable resolution of such dispute (provided that the use of commercially reasonable efforts shall not be deemed to require the Parties to agree to any resolution). If the Parties have not resolved such dispute in writing within 45 days of receipt of such written notice by the other Party, Parent and the Investment Manager shall each select an arbitrator within 30 days after the expiration of such 45 day period. If either Parent or the Investment Manager fails to appoint its arbitrator within such 30 day period, the other shall also appoint such Party’s arbitrator.

(c) The panel shall make its decision in the context of the custom and usage of the insurance and reinsurance industry. They shall interpret this Agreement as an honorable engagement, and shall settle any dispute under this Agreement according to an equitable, rather than strictly legal, interpretation of its terms with a view to effecting the general purpose of this Agreement. The panel is relieved of all judicial formality and may abstain from following the strict rules of law. The panel shall have the power to fix all procedural rules for the arbitration, including the discretionary power to make orders regarding any matters which it may consider proper under the circumstances of the case relating to pleadings, discovery, inspection of documents and examination of witnesses. The panel shall have the power to receive and act upon such evidence, whether oral or written, as it in its sole discretion shall deem relevant to the dispute.

(d) The panel shall render a decision in writing within 60 days after the matter is finally submitted to it unless the Parties agree to an extension. Any decision by a majority of the panel members shall be final and binding on the Parties. If either Party fails to comply with the panel’s decision, the other may apply for its enforcement to a court of competent jurisdiction.

(e) Unless ordered differently by the panel, each Party shall bear the expenses of its own arbitrator, and shall jointly and equally bear with the other Party the expenses of the third arbitrator. In the event two or more arbitrators are chosen by one Party, the fees of all three arbitrators shall be equally divided between the Parties. The remaining costs of the arbitration proceeding shall be allocated by the panel as part of its award.

22

SECTION 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda applicable to contracts and made and performed entirely within Bermuda.

SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

SECTION 10.12. Notices. All notices, requests and other communications to either Party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

If to Parent, to:

Address:	Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
Facsimile: (441) 296-5551

If to the Investment Manager, to:

Address:	Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.
Facsimile: (441) 296-5551

or such other address or facsimile number as such Party may hereafter specify by like notice to the other Party hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

23

SECTION 10.13. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the terms of this Agreement are fulfilled to the extent possible.

SECTION 10.14. No Waiver/Cumulative Remedies. Any waiver of a breach of any of the terms of this Agreement or of any default under this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement. No failure on the part of a Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of that right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.15. Relationship of Parties. The Investment Manager shall perform its duties hereunder as an independent contractor. Nothing in this Agreement shall be construed to create the relationship of employer or employee, partnership or any type of joint venture relationship, between Parent, on the one hand, and the Investment Manager, on the other hand.

SECTION 10.16. Interpretation. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

24

(b) The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either Party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

25

IN WITNESS WHEREOF, this Agreement has been entered into by the duly authorized representatives of the Parties on the day and year first above written.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.,
by

Name:
Title:

BLUE CAPITAL MANAGEMENT LTD.,
by

Name:
Title:

[Signature Page to the Investment Management Agreement]